LIQUIDITY SERVICES, INC.

THIRD AMENDED AND RESTATED
2006 OMNIBUS LONG-TERM INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK UNIT GRANT

Unless otherwise defined herein, capitalized terms used in this Notice of Restricted Stock Unit Grant (“Notice of Grant”) have the meaning set forth in the Liquidity Services, Inc. Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan, as amended (the “Plan”).

FOR GOOD AND VALUABLE CONSIDERATION, Liquidity Services, Inc. (the “Company”), hereby grants to Grantee named below the number of restricted stock units (the “Restricted Stock Units”) specified below (the “Award”). Each Restricted Stock Unit represents the right to receive one share of the Company’s common stock, par value $0.001. The Award is granted pursuant to the Plan and is subject to the conditions set forth in this Notice of Grant, the Plan and the Standard Terms and Conditions attached hereto as Exhibit A (the “Standard Terms and Conditions”), each as amended from time to time.

Name of Grantee:
Grant Date:
Number of Restricted Stock Units:
Vesting Schedule:

The Restricted Stock Units subject to this Award shall vest as follows, subject to Grantee's continuing to serve as a Service Provider through the applicable date: See Exhibit B.

Section 17.3 of the Plan shall determine the impact of a Corporate Transaction on this Award.

By electronically accepting this Notice of Grant, Grantee acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Notice of Grant, the Plan and the Standard Terms and Conditions.

EXHIBIT A

LIQUIDITY SERVICES, INC.

STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK UNITS

These Standard Terms and Conditions apply to any Award of Restricted Stock Units (the “Restricted Stock Units”) granted to an employee of Liquidity Services, Inc., a Delaware corporation (the “Company”), under the Liquidity Services, Inc. Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan, as amended (the “Plan”), which are evidenced by a Notice of Grant or an action of the Committee that specifically refers to these Standard Terms and Conditions. Unless otherwise defined herein, capitalized terms used in these Standard Terms and Conditions have the meaning set forth in Plan.

1.
TERMS OF RESTRICTED STOCK UNITS

The Company has granted to the Grantee named in the Notice of Grant provided to said Grantee herewith (the “Notice of Grant”) an award of a number of Restricted Stock Units specified in the Notice of Grant (the “Award”) with each Restricted Stock Unit representing the right to receive one share of the Company’s common stock, $0.001 par value per share. The Award is subject to the terms and conditions set forth in the Notice of Grant, these Standard Terms and Conditions, and the Plan, each as amended from time to time. For purposes of these Standard Terms and Conditions and the Notice of Grant, any reference to the Company shall, unless the context requires otherwise, include a reference to any Subsidiary, as such term is defined in the Plan.

2.
VESTING OF RESTRICTED STOCK UNITS

The Award shall not be vested as of the Grant Date set forth in the Notice of Grant and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Notice of Grant and these Standard Terms and Conditions. After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested as described in the Notice of Grant with respect to that number of Restricted Stock Units as set forth in the Notice of Grant. Restricted Stock Units that have vested and are no longer subject to forfeiture are referred to herein as “Vested RSUs.” Restricted Stock Units awarded hereunder that are not vested and remain subject to forfeiture are referred to herein as “Unvested RSUs.” Vested RSUs shall be settled by the delivery of Stock. Notwithstanding anything contained in these Standard Terms and Conditions or the Plan to the contrary, if the Grantee’s Service terminates for any reason, any then Unvested RSUs held by the Grantee shall be forfeited and canceled as of the date of such termination of Service.

3.
CLAWBACK

This Award is subject to any clawback policy of the Company as in effect from time to time and, in accordance with such policy, may be subject to recoupment by the Company under certain circumstances.

4.
GRANTEE’S RIGHTS AS A STOCKHOLDER WITH RESPECT TO RESTRICTED STOCK UNITS

The Grantee shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Restricted Stock Units unless and until shares of Stock settled for such Restricted Stock Units shall have been issued by the Company to Grantee (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). For avoidance of doubt, there shall not be any dividend or dividend equivalent rights with respect to Unvested RSUs.

5.
CORPORATE TRANSACTION

In the event of a Corporate Transaction, Section 17.3 of the Plan shall determine the impact of the Corporate Transaction on this Award.

6.
RESTRICTIONS ON RESALES OF STOCK

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Grantee or other subsequent transfers by the Grantee of any shares of Stock issued pursuant to Vested RSUs, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Grantee and other holders, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

7.
INCOME TAXES

The Company shall not deliver shares of Stock in respect of any Vested RSUs unless and until the Grantee has made arrangements satisfactory to the Committee to satisfy applicable withholding tax obligations. Unless the Grantee pays the withholding tax obligations to the Company by cash or check in connection with the settlement of Vested RSUs, withholding shall be effected by withholding Stock issuable in connection with the settlement of the Vested RSUs (provided that shares of Stock may be withheld only to the extent that such withholding will not result in adverse accounting treatment for the Company). The Company shall have the right to deduct any taxes required to be withheld by law from any amounts paid by it to the Grantee (including, without limitation, future cash wages).

8.
NON-TRANSFERABILITY OF AWARD

The Grantee understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Committee, the Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution.

9.
THE PLAN AND OTHER AGREEMENTS

In addition to these Standard Terms and Conditions, the Award shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. In the event of a conflict between these Standard Terms and Condition and the Plan, the Plan controls.

The Notice of Grant, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Grantee and the Company regarding the Award, and any prior agreements, commitments or negotiations concerning the Award are superseded.

10.
NOT A CONTRACT FOR EMPLOYMENT

Nothing in the Plan, the Notice of Grant, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Grantee any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Grantee’s employment at any time for any reason.

11.
SEVERABILITY

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

12.
HEADINGS

The headings preceding the text of the sections hereof are inserted solely for convenience of reference and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

13.
FURTHER ASSURANCES

Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of these Standard Terms and Conditions.

14.
BINDING EFFECT

These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

15.
ELECTRONIC DELIVERY

By executing the Notice of Grant, the Grantee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Grantee pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Stock Units via Company web site or other electronic delivery.

EXHIBIT B

Performance-Based Vesting Schedule – Liquidity Services, Inc.

The Award shall vest based on the Company's Consolidated Non-GAAP Direct Profit and Non-GAAP Adjusted EBITDA results following the grant date over a performance period beginning on the grant date and ending January 1, 2029 (the “Performance Period”). On January 1, 2026, and each following April 1, July 1, and October 1, and January 1 occurring through January 1, 2029 (each such date, a “Measurement Date”), the consolidated trailing 12-month results will be calculated per U.S. generally accepted accounting principles and the Company’s practices with respect to Non-GAAP metrics, and compared to the below table to determine what percentage of cumulative vesting that has occurred.

Interpolation between thresholds will be applied to the final January 1, 2029 measurement date only. Any portion of the awards that is not vested as of January 1, 2029 shall be forfeited and returned to the Plan for reissuance. The Company may take up to 90 days after Measurement Date to determine whether or not vesting has occurred as of the Measurement Date.